UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2013

OMEGA COMMERCIAL FINANCE CORPORATION
(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Effective March 26, 2013, CCRE Capital, LLC, our wholly owned subsidiary, entered into the Second Amendment of the Omega Commercial Finance Corp. and Gardens VE Limited Strategic Alliance Agreement with Gardens VE Limited and First Amendment of the Omega Commercial Finance Corp  and Towers Real Estate Limited Strategic Alliance Agreement with Towers Real Estate Limited pursuant to which, in part, the parties have amended the ownership percentages set forth therein.  The original alliance agreement was reported in our Form S-1/A filed with the SEC on May 21, 2012.

Item 3.03

Material Modification to Rights of Security Holders.

On March 27, 2013, our Board of Directors amended the designations, terms, powers, preferences and rights of the Series A Redeemable Cumulative Preferred Stock as originally reported in our Form 8-K filed on October 15, 2012.  The amendment decreased the dividend rate to 4.50% and shortened the redemption obligation to 3 years.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

3.2 (i)(a) – Amended and Restated Certificate of Designation of Series A Redeemable Cumulative Preferred Stock.

10.3(a) – Second Amendment of the Omega Commercial Finance Corp. and Gardens VE Limited Strategic Alliance Agreement.

10.3(b) – FIRST AMENDMENT OF the Omega Commercial Finance Corp. & Towers Real Estate Limited  Strategic Alliance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2013

OMEGA COMMERCIAL FINANCE CORPORATION

By:  /s/ Jon S. Cummings, IV

Name:

Jon S. Cummings, IV

Title:

Chief Executive Officer

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